Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is entered into this 13th day of March, 2008 by and between First Trinity Financial Corporation an Oklahoma corporation (the “Company”), and Gregg Zahn (“Employee”).

The Corporation and Employee entered into an Employment Agreement dated October 30, 2007 (the “Employment Agreement”) which contains the terms and conditions of the Company’s employment of the Employee. The Company and Employee now desire to amend and correct certain provisions of the Employment Agreement.

The Employment Agreement may be amended by the Company and Employee in accordance with section 11(a) of the Employment Agreement upon the mutual consent of the Company and Employee.

NOW, THEREFORE, in consideration of the following promises and mutual covenants, and intending to be legally bound, the parties agree as follows:

1. DEFINED TERMS

Except as otherwise specifically provided in this Amendment, the capitalized terms used in this Amendment and defined in the Employment Agreement shall have the same meanings as provided in the Employment Agreement.

2. AMENDMENT OF SECTION 1. TERMS AND DUTIES

Section 1 Terms and Duties of the Employment Agreement is amended and corrected by deleting the terms of that section in their entirety and substituting the following in their place, reading in their entirety as follows:

For valuable consideration, the receipt of which is hereby acknowledged, Employee is hereby employed and shall work for Company and its subsidiaries as President and Chief Executive Officer for a term commencing on May 1, 2007 and continuing for a period of thirty six months (36) ending April 30, 2010, or the termination of this Agreement as described In Section 6 hereof, whichever shall occur first.

3. EFFECT OF AMENDMENT ON EMPLOYMENT AGREEMENT.

All provisions of this Amendment shall be deemed to be incorporated in, and made part of, the Employment Agreement, and the Employment Agreement, as amended and supplemented by this Amendment, shall be read, taken, and construed as one and the same agreement. Other than as expressly set forth herein, this Amendment shall not constitute a consent or waiver to or modification of any term or condition of the Employment Agreement. Subject to the express modifications made by this Amendment, all terms, provisions, covenants, representations, warranties, agreements, and conditions contained in the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by the Chairman of the Board and Employee has executed this Amendment, both as of the day and year first written above.

First Trinity Financial Corporation

By: /s/ Scott J Engebritson	By: /s/ Gregg Zahn
Scott J. Engebritson	Gregg Zahn, Employee
Chairman of the Board